EXHIBIT 99.1

FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C.

Washington Department of Financial Institutions

Olympia, Washington

In the Matter of THE COWLITZ BANK LONGVIEW, WASHINGTON (INSURED STATE NONMEMBER BANK)	) ) ) ) ) ) ) ) ) ) )	STIPULATION TO THE ISSUANCE OF A CONSENT ORDER FDIC-09-305b

            Subject to the acceptance of this Stipulation to the Issuance of a Consent Order (“Stipulation”) by the Federal Deposit Insurance Corporation (“FDIC”) and the Washington Department of Financial Institutions (“WDFI”), it is hereby stipulated and agreed by and between a representative of the Legal Division of FDIC, a representative of the WDFI, and The Cowlitz Bank, Longview, Washington ("Bank"), as follows:

            1.         The Bank has been advised of its right to receive a Notice of Charges and of Hearing (“Notice”) detailing the unsafe or unsound banking practices and violations of law and/or regulations alleged to have been committed by the Bank and of its right to a public hearing on the alleged charges under section 8(b)(1) of the Federal Deposit Insurance Act (“Act”), 12 U.S.C. § 1818(b)(1), and Revised Code of Washington, Anno. § 30.04.450 (“RCW”), and has waived those rights.

            2.         The Bank, solely for the purpose of this proceeding and without admitting or denying any of the alleged charges of unsafe or unsound banking practices and any violations of law and/or regulations, hereby consents and agrees to the issuance of a Consent Order (“Order”) by the FDIC and the WDFI.  The Bank further stipulates and agrees that such Order will be deemed to be an order which has become final under the Act and the RCW, and that said Order shall become effective upon its issuance by the FDIC and the WDFI, and fully enforceable by the FDIC and the WDFI pursuant to the provisions of the Act and the RCW.

           3.         In the event the FDIC and the WDFI accept the Stipulation and issue the Order, it is agreed that no action to enforce said Order in the United States District Court will be taken by the FDIC, and no action to enforce said Order in State Superior Court will be taken by the WDFI, unless the Bank or any institution-affiliated party, as such term is defined in section 3(u) of the Act, 12 U.S.C. § 1813(u), has violated or is about to violate any provision of the Order.

            4.         The Bank hereby waives:

                        (a)        The receipt of a Notice;

                        (b)        All defenses in this proceeding;

                        (c)        A public hearing for the purpose of taking evidence on such alleged charges;

                        (d)        The filing of Proposed Findings of Fact and Conclusions of Law;

                        (e)        A recommended decision of an Administrative Law Judge; and

                        (f)         Exceptions and briefs with respect to such recommended decision.

Dated:  January 21, 2010

FEDERAL DEPOSIT INSURANCE                           THE COWLITZ BANK

CORPORATION, LEGAL DIVISION                       LONGVIEW, WASHINGTON

BY:                                                                              BY:

/s/ Jo Anna A. Gekas                                                    /s/ Ernie D. Ballou

JoAnna A. Gekas                                                         Ernie D. Ballou

Counsel

Washington Department of Financial Institutions

BY:

/s/ Brad Williamson                                                       /s/ Richard J. Fitzpatrick

Brad Williamson                                                           Richard J. Fitzpatrick

Director

                                                                                    /s/ Brian Magnuson

                                                                                    Brian L. Magnuson

                                                                                    /s/ John Peterson

                                                                                    John Petersen

                                                                                    /s/ Phillip S. Rowley

                                                                                    Phillip S. Rowley

                                                                                    /s/ Linda Tubbs

                                                                                    Linda Tubbs

                                                                                    In their agency capacity as members of the Board of Directors of the Cowlitz Bank, Longview, Washington

FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C.

Washington Department of Financial Institutions

Olympia, Washington

In the Matter of THE COWLITZ BANK LONGVIEW, WASHINGTON (INSURED STATE NONMEMBER BANK)	) ) ) ) ) ) ) ) ) ) )	CONSENT ORDER FDIC-09-305b

            The Federal Deposit Insurance Corporation (“FDIC”) is the appropriate Federal banking agency for The Cowlitz Bank, Longview, Washington (“Bank”) under Section 3(q) of the Federal Deposit Insurance Act (“FDI Act”), 12 U.S.C. § 1813(q)(3).  The Washington Department of Financial Institutions (“WDFI”) is the appropriate State banking agency for the Bank under Revised Code of Washington, Anno. § 30.04.450.

The Bank, by and through its duly elected and acting Board of Directors (“Board”), has executed a Stipulation to the Issuance of a Consent Order (“Stipulation”) dated January 21, 2010, that is accepted by the FDIC and the WDFI.  With the Stipulation, the Bank has consented, without admitting or denying any charges of unsafe or unsound banking practices or violations of law or regulation relating to weaknesses in capital, asset quality, management, earnings and liquidity to the issuance of this Consent Order (“Order”) by the FDIC and the WDFI pursuant to Section 8(b)(1) of the FDI Act and Revised Code of Washington, Anno. § 30.04.450.

           Having determined that the requirements for issuance of an order under Section 8(b) of the FDI Act, 12 U.S.C. § 1818(b) and Revised Code of Washington, Anno. § 30.04.450 have been satisfied, the FDIC and the WDFI hereby order that:

1.                  The Bank shall have and retain qualified management.

(a)                Each member of management shall have qualifications and experience commensurate with his or her duties and responsibilities at the Bank.  Management shall include the following:  (i) a chief executive officer with proven ability in managing a bank of comparable size and risk profile; (ii) a chief financial officer with proven ability in all aspects of financial management; and (iii) a senior lending officer with significant lending, collection, and loan supervision experience and experience in upgrading a low quality loan portfolio.  Each member of management shall be provided appropriate written authority from the Bank’s Board of Directors (“Board”) to implement the provisions of this Order.

(b)               The qualifications of management shall be assessed on its ability to:

(i)                  comply with the requirements of this Order;

(ii)                operate the Bank in a safe and sound manner;

(iii)               comply with applicable laws and regulations; and

(iv)              restore all aspects of the Bank to a safe and sound condition, including asset quality, capital adequacy, earnings, management effectiveness, liquidity, and sensitivity to market risk.

(c)                During the life of this Order, the Bank shall notify the Regional Director of the FDIC’s San Francisco Regional Office (“Regional Director”) and the Director of Banks of the WDFI (“Director of Banks”) in writing when it proposes to add or replace any individual on the Board, or employ any individual to serve as a senior executive officer, or change the responsibilities of any existing senior executive officer to include the responsibilities of another senior executive officer position.  The term “senior executive officer” shall have the same meaning ascribed to it in Part 303 of the FDIC’s Rules and Regulations, 12 C.F.R. § 303.101.  The notification shall include a completed Interagency Biographical and Financial Report and Interagency Change in Director or Senior Executive Officer and must be received at least 30 days before the addition, employment or change of responsibilities is intended to become effective.  The Regional Director and the Director of Banks shall have the power under the authority of this Order to disapprove the addition, employment or change of responsibilities of any proposed officer or director.

(d)               The requirement to submit information and the prior disapproval provisions of this paragraph are based upon the authority of 12 U.S.C. § 1818(b) and do not require the Regional Director and the Director of Banks to complete their review and act on any such information or authority within 30 days, or any other timeframe.  The Bank shall not add, employ or change the responsibilities of any proposed director or senior executive officer until such time as the Regional Director and the Director of Banks have completed their review.

2.                  (a)        Within 90 days from the effective date of this Order, the Bank shall increase Tier 1 capital in such an amount as to equal or exceed 10.0 percent of the Bank’s total assets.  Thereafter, during the life of this Order, the Bank shall maintain Tier 1 capital in such an amount as to equal or exceed 10.0 percent of the Bank’s total assets.

(b)               Within 90 days from the effective date of this Order, the Bank shall develop and adopt a plan to meet and thereafter maintain the minimum risk-based capital requirements as described in the FDIC’s Statement of Policy on Risk-Based Capital contained in Appendix A to Part 325 of the FDIC’s Rules and Regulations, 12 C.F.R. Part 325, Appendix A.  The Plan shall be in a form and manner acceptable to the Regional Director as determined at subsequent examinations.

(c)                The level of Tier 1 capital to be maintained during the life of this Order pursuant to Subparagraph 2(a) shall be in addition to a fully funded allowance for loan and lease losses, the adequacy of which shall be satisfactory to the Regional Director and the Director of Banks as determined at subsequent examinations and/or visitations.

(d)               For the purposes of this Order, the terms "Tier 1 capital" and "total assets" shall have the meanings ascribed to them in Part 325 of the FDIC’s Rules and Regulations, 12 C.F.R. §§ 325.2(v) and 325.2(x).

3.                  Within 60 days from the effective date of this Order, the Board shall review the appropriateness of the Bank’s allowance for loan and lease losses (“ALLL”) and establish a comprehensive policy for determining an appropriate level of the ALLL, including documenting its analysis according to the standards set forth in the July 2, 2001, Interagency Policy Statement on Allowance for Loan and Lease Losses Methodologies and Documentation for Banks and Savings Associations.  For the purpose of this determination, an appropriate ALLL shall be determined after the charge-off of all loans or other items classified “Loss.”  The policy shall provide for a review of the ALLL at least once each calendar quarter.  Said review shall be completed in order that the findings of the Board with respect to the ALLL are properly reported in the quarterly Reports of Condition and Income.  The review shall focus on the accounting standards set forth in FAS 5 and FAS 114, the results of the Bank’s internal loan review, loan and lease loss experience, trends of delinquent and non-accrual loans, an estimate of potential loss exposure of significant credits, concentrations of credit, and present and prospective economic conditions.  A deficiency in the ALLL shall be remedied in the calendar quarter it is discovered, prior to submitting the Report of Condition, by a charge to current operating earnings.  The minutes of the Board meeting at which such review is undertaken shall indicate the results of the review.  The Bank’s policy for determining the adequacy of the Bank’s ALLL and its implementation shall be satisfactory to the Regional Director and the Director of Banks as determined at subsequent examinations and/or visitations.

4.                  (a)        Within 60 days from the effective date of this Order, the Bank shall develop a written plan, approved by its Board and acceptable to the Regional Director and the Director of Banks, for systematically reducing the amount of loans or other extensions of credit advanced, directly or indirectly, to or for the benefit of, any borrowers in the “ADC” and “CRE” Concentrations, as more fully set forth in the Report of Visitation of the Bank (“Visitation Report”) dated April 20, 2009 and the Joint Report of Examination of the Bank (“Examination Report”) dated August 10, 2009.  No new loans or other extensions of credit shall be granted to or for the benefit of, any borrower in the “ADC” Concentration.

                        (b)        Notwithstanding the foregoing, the Bank may extend additional credit to borrowers in the “ADC” Concentration provided that:  (i) the Bank adopts a written plan for the extension of additional credit in workout situations to protect and improve the Bank’s collateral position (“workout plan”); (ii) the workout plan specifically outlines the mechanics, safeguards, and controls required to approve the extension of additional credit; (iii) the Bank receives the approval of the Regional Director and the Director of Banks for adoption of the workout plan prior to its implementation; (iv) if the workout plan is approved by the Regional Director and the Director of Banks, the Bank shall submit quarterly reports to the Regional Director and the Director of Banks regarding all extensions of additional credit approved under the workout plan; and (v) the Bank’s implementation of the workout plan shall be acceptable to the Regional Director and the Director of Banks as determined at subsequent examinations and/or visitations.

5.                  (a)        Within 60 days from the effective date of this Order, the Bank shall formulate a written plan to reduce the Bank’s risk exposure in each asset adversely classified “Substandard” or “Doubtful” in excess of $50,000 as of August 10, 2009, including all outstanding loan commitments, to a level of acceptable asset quality.  For purposes of this provision, “reduce” means to collect, charge off, or improve the quality of an asset so as to warrant its removal from adverse classification by the Regional Director.

In developing the plan mandated by this paragraph, the Bank shall, at a minimum, and with respect to each such adversely classified loan or lease, review, analyze, and document the financial position of the borrower, including source of repayment, repayment ability, and alternative repayment sources, as well as the value and accessibility of any pledged or assigned collateral, and any possible actions to improve the Bank’s collateral position.

(b)               The plan mandated by this provision shall also include, but not be limited to, the following:

(i)                  A schedule for reducing the outstanding dollar amount of each such adversely classified asset, including timeframes for achieving the reduced dollar amounts (at a minimum, the schedule for each such adversely classified asset must show its expected dollar balance on a quarterly basis);

(ii)                Specific action plans intended to reduce the Bank’s risk exposure in each such classified asset;

(iii)               A schedule showing, on a quarterly basis, the expected consolidated balance of all such adversely classified assets, and the ratio of the consolidated balance to the Bank’s projected Tier 1 capital plus the ALLL;

(iv)              A provision for the Bank’s submission of monthly written progress reports to its Board; and

(v)                A provision mandating Board review of the progress reports, with a notation of the review recorded in the minutes of the meeting of the Board.

(c)                The requirements of this paragraph do not represent standards for future operations of the Bank.  Following compliance with the above reduction schedule, the Bank shall continue to reduce the total volume of adversely classified assets.  The plan may include a provision for increasing Tier 1 capital when necessary to achieve the prescribed ratio.

(d)               The Bank shall, immediately upon completion, submit the plan to the Regional Director for review and comment.  Within 30 days from receipt of any comment from the Regional Director, and after due consideration of any recommended changes, the Board shall approve the plan, which approval shall be recorded in the minutes of the Board meeting.  Thereafter, the Bank shall implement and fully comply with the plan.

6.                  (a)        Beginning with the effective date of this Order, the Bank shall not extend, directly or indirectly, any additional credit to, or for the benefit of, any borrower who has a loan or other extension of credit from the Bank that has been charged off or classified, in whole or in part, "Loss" and is uncollected.  This paragraph shall not prohibit the Bank from renewing or extending the maturity of any credit in accordance with the Financial Accounting Standards Board Statement Number 15 ("FASB 15").

(b)               Beginning with the effective date of this Order, the Bank shall not extend, directly or indirectly, any additional credit to, or for the benefit of, any borrower who has a loan or other extension of credit from the Bank that has been classified, in whole or part, "Doubtful" or Substandard” without the prior approval of a majority of the Board or loan committee of the Bank.  The Board and loan committee shall not approve any extension of credit or additional credit to such borrowers without first collecting in cash all past due interest.

7.                  (a)        Within 90 days from the effective date of this Order, the Bank shall develop a written plan, approved by its Board for systematically reducing the level of nonperforming assets and/or assets listed on the Bank’s watchlist to an acceptable level.  The plan and its implementation shall be satisfactory to the Regional Director as determined at subsequent examinations and/or visitations.

(b)               As used in this paragraph the word "reduce" means:

(i)                  to collect;

(ii)                to charge-off; or

(iii)               to sufficiently improve the quality of assets on the watchlist to warrant their removal from the list, as determined by the FDIC.

8.                  (a)        Within 90 days from the effective date of this Order, the Bank shall develop or revise, adopt, and implement a written plan addressing retention of profits, reducing overhead expenses, and setting forth a comprehensive budget covering the period January 1, 2010 to December 31, 2012.  The plan required by this Paragraph shall contain formal goals, strategies and benchmarks which are consistent with sound banking practices to improve the Bank's net interest margin, increase interest income, reduce discretionary expenses, and improve and sustain earnings of the Bank.  It shall also contain a thorough description of the operating assumptions that form the basis for, and adequately support, each major component of the plan.  Such plan and its implementation shall be satisfactory to the Regional Director as determined at subsequent examinations and/or visitations.

(b)               Following the end of each calendar quarter, the Board shall evaluate the Bank’s actual performance in relation to the plan and shall record the results of the evaluation, and any actions taken by the Bank, in the minutes of the Board meeting at which such evaluation is undertaken.

9.                  The Bank shall not pay cash dividends without the prior written consent of the Regional Director and the Director of Banks.

10.              Within 60 days from the effective date of this Order, the Bank shall eliminate and/or correct all violations of law and contravention of policy as more fully set forth in the Visitation Report dated April 20, 2009, and the Examination Report dated August 10, 2009.  In addition, the Bank shall take all appropriate steps to ensure future compliance with all applicable laws and regulations, Interagency Guidelines, and Policy Statements.

11.              (a)        During the life of this Order, the Bank shall comply with the provisions of section 337.6 of the FDIC’s Rules and Regulations, 12 C.F.R. § 337.6.

(b)               Within 30 days of the effective date of this Order, the Bank shall submit to the Regional Director and the Director of Banks a written plan for reducing its reliance on brokered deposits.  The plan should contain details as to the current composition of brokered deposits by maturity and explain the means by which such deposits will be paid or rolled over.  The Regional Director and the Director of Banks shall have the right to reject the Bank's plan.  On the 10 and 25 days of each month, the Bank shall provide a written progress report to the Regional Director and the Director of Banks detailing the level, source, and use of brokered deposits with specific reference to progress under the Bank's plan.  For purposes of this Order, brokered deposits are defined as described in section 337.6(a)(2) of the FDIC’s Rules and Regulations to include any deposits funded by third party agents or nominees for depositors, including deposits managed by a trustee or custodian when each individual beneficial interest is entitled to or asserts a right to federal deposit insurance.

12.              Within 30 days of the end of the first quarter, following the effective date of this Order, and within 30 days of the end of each quarter thereafter, the Bank shall furnish written progress reports to the Regional Director and the Director of Banks detailing the form and manner of any actions taken to secure compliance with this Order and the results thereof.  Such reports shall include a copy of the Bank's Report of Condition and the Bank's Report of Income.  Such reports may be discontinued when the corrections required by this Order have been accomplished and the Regional Director and the Director of Banks have released the Bank in writing from making further reports.

13.              Following the effective date of this Order, the Bank shall send to its shareholder(s) or otherwise furnish a description of this Order in conjunction with the Bank's next shareholder communication and also in conjunction with its notice or proxy statement preceding the Bank's next shareholder meeting.  The description shall fully describe the Order in all material respects.  The description and any accompanying communication, statement, or notice shall be sent to the FDIC, Accounting and Securities Section, Washington, D.C. 20429, at least 15 days prior to dissemination to shareholders.  Any changes requested to be made by the FDIC shall be made prior to dissemination of the description, communication, notice, or statement.

            The provisions of this Order shall not bar, estop, or otherwise prevent the FDIC, the WDFI, or any other federal or state agency or department from taking any other action against the Bank or any of the Bank’s current or former institution-affiliated parties.

            This Order will become effective on the date of issuance.

            The provisions of this Order shall be binding upon the Bank, its institution-affiliated parties, and any successors and assigns thereof.  The provisions of this Order shall remain effective and enforceable except to the extent that and until such time as any provisions has been modified, terminated, suspended, or set aside by the FDIC and the WDFI.

            Issued pursuant to delegated authority

            Dated at San Francisco, California, this 27th day of January, 2010.

/s/ J. George Doerr                                                       /s/ Brad Williamson

J. George Doerr                                                           Brad Williamson

Deputy Regional Director                                              Director of Banks

Risk Management                                                         Washington Department of Financial

Division of Supervision and Consumer Protection      Institutions

San Francisco Region

Federal Deposit Insurance Corporation